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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 8, 2003 and November 8, 2003, except for Notes 2, 14 and 17, as to which the date is May 28, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-114598) and related Prospectus of DavCo Acquisition Holding Inc. dated June 3, 2004.

/s/ Ernst & Young LLP
Baltimore, Maryland
June 2, 2004

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EXHIBIT 23.1